Exhibit 10.1

SUBSCRIPTION AGREEMENT

General Cannabis Corp
6565 E. Evans Avenue
Denver, CO 80224

Ladies and Gentlemen:

The undersigned (collectively, the “Investor”) hereby confirms its agreement with you as follows:

1.

This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between General Cannabis Corp, a Colorado corporation (the “Company”), and the Investor.

2.

The Company has authorized the sale and issuance to certain investors of shares of its common stock (“Common Stock”) and warrants to purchase shares of its Common Stock (“Warrants” and, together with the shares of Common Stock and the Warrant Shares (as defined below), the “Securities”).  The offering and sale of the Securities to the Investor (the “Offering”) shall consist of a minimum of $2,185,000 of Securities and a maximum of $3,000,000 of Securities in the aggregate.  The purchase price of the Securities (which, for the avoidance of doubt, shall be the same at the First Closing (as defined below), the Second Closing (as defined below) and, if applicable, the Third Closing (as defined below)) shall be as follows: (i) each share of Common Stock shall be purchased for a price per share equal to $0.3983 (such purchase price, the “Price Per Share”); and (ii) for each one dollar invested by the Investor, such Investor shall receive a Warrant to purchase a number of shares of Common Stock equal to 75% of the number of shares of Common Stock purchased by the Investor pursuant to clause (i), at an exercise price per share equal to $0.5565.  The shares issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares.”  The form of the Warrant is attached hereto as Exhibit B.

3.

The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Securities set forth below for the aggregate purchase price set forth below.  The Investor agrees that there are no closing conditions to the Investor’s consummation of the purchases pursuant to the First Closing, the Second Closing and, if applicable, the Third Closing, other than the bank of the Investor processing the wire transfer request submitted by the Investor to such bank to pay to the account designated by the Company the purchase price for the Securities to be purchased by the Investor at the applicable Closing.  The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

4.

The Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (the “Commission”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

5.

The executed Warrant shall be delivered in accordance with the terms thereof.

6.

The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA rules) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Securities, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

7.

Each party shall be responsible for its own expenses and costs incurred in connection with the negotiation, documentation and execution of this Agreement and the other agreements, and documents contemplated herein and therein.

[Signature page follows]

First Closing Number of Shares of Common Stock: 2,008,536

First Closing Number of Warrants: 1,506,402

First Closing Purchase Price Per Share: $0.3983

First Closing Aggregate Purchase Price: $800,000

Second Closing Number of Shares of Common Stock: 3,477,278

Second Closing Number of Warrants: 2,670,958

Second Closing Purchase Price Per Share: $0.3983

Second Closing Aggregate Purchase Price: $1,385,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: May 29, 2020

HERSHEY STRATEGIC CAPITAL, LP

INVESTOR

By:

Hershey Strategic Capital GP, LLC,

Its General Partner

By:  /s/ Adam Hershey

Print Name: Adam Hershey

Title: Managing Member

Address: 6 Pompano Road

Rumson, New Jersey 07760

SHORE VENTURES III, LP

INVESTOR

By:

Hershey Management IV, LLC

Its General Partner

By:  /s/ Adam Hershey

Print Name: Adam Hershey

Title: Managing Member

Address: 6 Pompano Road

Rumson, New Jersey 07760

Agreed and Accepted

this 29th day of May, 2020:

GENERAL CANNABIS CORP

By:  /s/ Steve Gutterman

Name: Steve Gutterman

Title: Chief Executive Officer

2

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

OF

GENERAL CANNABIS CORP

1.

Authorization and Sale of the Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2.

Agreement to Sell and Purchase the Securities.

2.1

At the Closings (as defined in Sections 3.1 and 3.2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Securities set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

3.

Closings and Delivery of the Securities and Funds.

3.1

First Closing.  The completion of the purchase and sale of the initial $800,000 of the Securities (the “First Closing”) shall occur no later than May 29, 2020 (the “First Closing Date”).  At the First Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the applicable number of shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase the applicable number of whole shares of Common Stock as set forth on the signature page hereto, and (c) the applicable aggregate purchase price for the Securities being purchased by the Investor at the First Closing will be delivered by or on behalf of the Investor to the account designated by the Company.

3.2

Second Closing.   The completion of the purchase and sale of the subsequent $1,385,000 of the Securities (the “Second Closing”) shall occur no later than June 5, 2020 (the “Second Closing Date”); provided that the Investor shall use its best efforts to consummate the Second Closing prior to June 3, 2020; provided further, that the Company may extend the Second Closing Date in its sole and absolute discretion upon the Investor’s request.  The Investor may allocate such investment at the Second Closing between Shore Ventures III, LP and Hershey Strategic Capital, LP in its discretion. At the Second Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the applicable number of shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase the applicable number of whole shares of Common Stock as set forth on the signature page hereto, and (c) the applicable aggregate purchase price for the Securities being purchased by the Investor at the Second Closing will be delivered by or on behalf of the Investor to the account designated by the Company.  The Investor’s failure to purchase the Securities at the Second Closing on the Second Closing Date shall constitute a breach of this Agreement by the Investor; provided, that the foregoing shall not constitute a breach of this Agreement by the Investor if the failure is due to the refusal by the bank of the Investor to process the wire transfer request submitted by the Investor to such bank to pay to the Company the purchase price for the Securities to be purchased by the Investor at the Second Closing.

3.3

Potential Third Closing.  The completion of the purchase and sale of the subsequent $815,000 of the Securities (the “Third Closing” and, together with the First Closing and the Second Closing, the “Closings”) shall be subject to and conditioned upon the determination by the MED (as defined below) that Adam Hershey is “Approved for Suitability” within one-year of the date of this Agreement.  Upon the MED’s determination that Mr. Hershey is “Approved for Suitability,” the Company shall immediately thereafter deliver written notice to the Investor of the consummation of the Third Closing. The Third Closing shall occur on the 10th business day following the Investor’s receipt of such written notice by the Company (the “Third Closing Date”).  The amount of the Securities to be purchased by the Investor at the Third Closing shall be $815,000 on the Third Closing Date.  The Investor shall be bound to purchase such Securities at the Third Closing upon the receipt of the Company’s written notice to consummate the Third Closing.  The Investor may allocate such investment at the Third Closing between Shore Ventures III, LP and Hershey Strategic Capital, LP in its discretion. At the Third Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the applicable number of shares registered in the name of the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase the applicable number of whole shares of Common Stock, and (c) the applicable aggregate purchase price for the Securities being purchased by the Investor at the Third Closing will be delivered by or on behalf of the Investor to the account designated by the Company.  The Investor’s failure to purchase the Securities at the Third Closing on the Third Closing Date shall constitute a breach of this Agreement by the Investor, and the Company’s failure to sell the Securities at the Third Closing on the Third Closing Date shall constitute a breach of this Agreement by the Company; provided, that the foregoing shall not constitute a breach of this Agreement by the Investor if the failure is due to the refusal by the bank of the Investor to process the wire transfer request submitted by the Investor to such bank to pay to the Company the purchase price for the Securities to be purchased by the Investor at the Third Closing.

3.4

Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to each Closing.

3.5

Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Securities at the First Closing will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the First Closing Date.  Upon the consummation of the First Closing, the parties agree that the Investor’s obligation to purchase the Securities at the Second Closing (and, if applicable, the Third Closing) shall be binding in all respects on the Investor and there shall be no conditions precedent to such obligation of the Investor to purchase the Securities at the Second Closing (and, if applicable, the Third Closing), other than the bank of the Investor processing the wire transfer request submitted by the Investor to such bank to pay to the Company the purchase price for the Securities to be purchased by the Investor at the Second Closing (and, if applicable, the Third Closing).

4.

Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1

The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the First Closing Date. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

4.2

The Investor acknowledges that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3

The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.4

Since the date on which the Investor was first contacted about the Offering, the Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities).  The Investor covenants that it will not engage in any Short Sales at any time while holding any of the Securities acquired pursuant to this Agreement until such time that (i) the Investor is no longer subject to the beneficial ownership reporting requirements under Section 13 or Section 16 of the Exchange Act (as defined below), (ii) the Investor no longer has the right to a board observer or to designate a director on the Company’s Board of Directors pursuant to Sections 6.1 and 6.2 hereof, and (iii) no such person designated by the Investor as a board observer or a director pursuant to Sections 6.1 and 6.2 hereof serves in such capacity.  Subject to the foregoing, the Investor agrees that it will not use any of the shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.

Representations and Warranties of the Company.

Subject to the Disclosure Schedules attached hereto as Schedule A, the Company acknowledges, represents and warrants to, and agrees with, the Investor that, as of the date of this Agreement:

5.1

Organization; Good Standing and Qualification; Subsidiaries. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of its jurisdiction of incorporation or formation, as applicable, and has all requisite corporate or company power and authority to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as defined below) on its business or properties and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company; or (b) the validity or enforceability of this Agreement and the Warrants (collectively, the “Transaction Documents”).  Each entity of which the Company owns ten percent (10%) or more of the outstanding voting securities (each a “Subsidiary”) is listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens or encumbrances, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

5.2

Authorization. The Transaction Documents have been duly authorized by the Board of Directors of the Company. The Transaction Documents when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3

Effect of Agreement. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, will not violate the charter documents, bylaws or formation documents as applicable of the Company or any law to which the Company is subject, or any judgment, award or decree or any material indenture, material agreement or other material instrument to which the Company is a party, or by which the Company or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of the Company, except to the extent the effect thereof will not be materially adverse to the Company’s ability to fulfill its obligations under the Transaction Documents to which it is a party.

5.4

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation of the Company’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing (other than federal law with respect to the operation of the Company’s business in the cannabis industry).   In order for the Company to execute, deliver or perform any of its obligations under the Transaction Documents (other than any securities filings that may be required to be made by the Company subsequent to any closing), there is no governmental consent, authorization or order required to be obtained by the Company from any court or governmental agency.

5.5

Legal Proceedings.  There is no order or action pending, or, to the knowledge of the Company, threatened against or affecting the Company either (A) in connection with the Company’s performance hereunder or (B) that would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There is no matter as to which the Company, or, to the knowledge of the Company, any affiliate of the Company has received any notice, claim or assertion which otherwise has been threatened against or affecting the Company that either (A) is in connection with the Company’s performance hereunder or (B) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

5.6

No General Solicitation; No Integrated Offering. Neither the Company nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or issuance of the Securities.  Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

5.7

Title.   The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens and, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries and liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases with which the Company or its applicable Subsidiary is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries.

5.8

Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its applicable business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

5.9

Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate state regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  Except such as have already been obtained or the failure to obtain would not reasonably be expected to result in a Material Adverse Effect, no certificates, authorizations and permits from any state or local regulatory authorities are required to sell the Company’s products to any cannabis growers, cultivators, dispensaries, cannabis-infused-products producers, or other cannabis-related company (including any company that “touches” the cannabis plant).

5.10

Compliance.  Neither the Company nor any of its Subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority.

5.11

Issuance of the Securities.  The shares of Common Stock to be issued to the Investor are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens or encumbrances imposed by the Company; and the issuance of such shares is not subject to any preemptive or similar rights. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.  The Warrants are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued. The Warrant Shares have been duly authorized, and, when issued and delivered upon exercise of the Warrants against payment of the exercise price with respect to the Warrants, will be fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Company has duly authorized the reservation of the Warrant Shares.

5.12

Capitalization.  The capitalization of the Company is as set forth on Section 5.12 of the Disclosure Schedules.

5.13

Exchange Act Reports; Financial Statements.  Since January 1, 2019 (the “Reference Date”), the Company has filed all reports required to be filed by it under the Act and the Exchange Act (the “SEC Reports”), or filed a valid extension of such time of filing and has filed the SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has never been an issuer subject to Rule 144(i) under the Act.

5.14

Tax Matters.  Since the Reference Date: (i) the Company and each of its Subsidiaries has filed all U.S. federal, state, local and foreign tax returns which are required to be filed by each of them and all such returns are true and correct in all material respects, except for such failures to file which would not have a Material Adverse Effect; (ii) the Company and each of its Subsidiaries has paid all taxes required to be paid pursuant to such returns or pursuant to any assessments received by any of them, and have withheld any amounts which any of them are obligated to withhold from amounts owing to any employee, creditor or third party; and (iii) the Company and each of its Subsidiaries has properly accrued all taxes required to be accrued and/or paid pursuant to applicable law, except where the failure to accrue would not have a Material Adverse Effect. To the knowledge of the Company, the tax returns of the Company and its Subsidiaries are not currently being audited by any state, local or federal authorities. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

5.15

Material Contracts.  The SEC Reports contain all material contracts, agreements, commitments, arrangements, leases, policies or other instruments to which either the Company or any of its Subsidiaries is a party or by which any of them is bound, which are required to be filed pursuant to the Act or the Exchange Act (the “Material Contracts”). The Material Contracts are valid and in full force and effect, enforceable against the Company and any of the Subsidiaries party thereto and, to the Company’s knowledge, against the other parties thereto. Neither the Company nor any Subsidiary is in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would reasonably be expected to constitute such a default under), any Material Contract, that would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect. Neither the Company nor any Subsidiary has received any notice of cancellation or any written communication threatening cancellation of any Material Contract which is currently in effect by any other party thereto.

5.16

Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

5.17

Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.

Covenants and Other Agreements of the Company.

6.1

Effective as of and subject to the Second Closing Date, the Company shall invite Mr. Adam Hershey to attend all meetings of the Board of Directors in a nonvoting observer capacity; provided, however, that such Mr. Hershey agrees in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude Mr. Hershey from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to Mr. Hershey.   The board observer right set forth in this Section 6.1 shall terminate on the date on which Mr. Hershey or such other individual designated by the Investor is appointed to the Company’s Board of Directors or, if earlier, the date on which Hershey Strategic Capital, L.P. and Shore Ventures III, LP no longer hold in aggregate at least one-half of the shares of Common Stock purchased by them in aggregate pursuant to this Agreement (without giving effect to the exercise of the Warrants).

6.2

Subject to the consummation of the Second Closing, upon the earlier of December 31, 2020, or the closing of the Company’s pending acquisition of The Organic Seed, LLC (doing business under the name Cannasseur) (or the termination of such pending acquisition), the Company shall submit a formal request to the State of Colorado’s Marijuana Enforcement Division (“MED”) to determine whether Mr. Hershey is “Approved for Suitability.”  Upon the MED’s determination that Mr. Hershey is “Approved for Suitability,” the Company’s Board of Directors shall thereafter immediately appoint Mr. Hershey to the Company’s Board of Directors.  Upon the MED’s determination that Mr. Hershey is not “Approved for Suitability,” then the Investor shall have the right to designate a new potential director to the Board of Directors (and the Company shall submit a formal request to the MED to determinate whether any such new director is “Approved for Suitability”) until such time as the MED determines that such potential director is “Approved for Suitability,” at which time the Company’s Board of Directors shall appoint such individual to the Board of Directors.  The Company’s Board of Director shall nominate Mr. Hershey (or such other director designated by the Investor) for re-election to the Company’s Board of Directors at the Company’s annual stockholder meetings held in 2020, 2021 and 2022, as applicable, provided that as of the date of each such annual meeting Hershey Strategic Capital, L.P. and Shore Ventures III, LP continue to hold in aggregate at least one-half of the shares of Common Stock purchased by them in aggregate pursuant to this Agreement (without giving effect to the exercise of the Warrants).  For the avoidance of doubt, the foregoing rights in this Section 6.2 to designate a director for election or re-election to the Company’s Board of Directors shall terminate on the earlier of (i) the date immediately preceding the Company’s annual meeting of stockholders in 2023, or (ii) the date on which Hershey Strategic Capital, L.P. and Shore Ventures III, LP fail to hold in aggregate at least one-half of the shares of Common Stock purchased by them in aggregate pursuant to this Agreement (without giving effect to the exercise of the Warrants).   The service on the Company’s Board of Directors by Mr. Hershey or such other director designated by the Investor shall be subject to the qualification and similar requirements applicable equally to all directors as may be set forth from time to time in the Company’s bylaws or any applicable director resignation policy of the Company.

6.3

In connection with and subject to the Second Closing, Mr. Hershey and the Company shall enter into a consulting agreement, in substantially the form attached hereto as Exhibit C, pursuant to which Mr. Hershey shall serve as a strategy consultant to the Company.

6.4

For so long as Mr. Hershey serves on the Company’s Board of Directors or as a strategic consultant to the Company, the trading in the Company’s securities by Hershey Strategic Capital, L.P. and Shore Ventures III, LP shall be subject to the terms of the Company’s insider trading policy, including that any trades be made during open trading windows under such policy.

6.5

The Company shall at all times while the Warrants are outstanding maintain a reserve from its duly authorized shares of Common Stock of a number of shares of Common Stock sufficient to allow for the issuance of the Warrant Shares.

6.6

The Company agrees: (i) if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Warrant Shares, and will take such other action as is necessary or desirable to cause the Warrant Shares to be listed on such other trading market as promptly as possible; (ii) it will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the principal trading market of the Common Stock; and (iii) for so long as the Board of Directors determines that it remains advisable and in the Company’s best interest, the Company will take all commercially reasonable actions necessary to continue the listing and trading of its Common Stock on a trading market.

6.7

Until none of the Securities issued to the Investor remain outstanding, the Company covenants to file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any of the Securities issued to the Investor remain outstanding, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) under the Act such information as is required for the Investor to be able to sell the Securities under Rule 144 under the Act within the requirements provided thereby. The Company further covenants that it will take such further action as the Investor may reasonably request, to the extent required from time to time, to enable the Investor to sell its Securities without registration under the Act within the requirements of Rule 144.

6.8

The Company and the Investor hereby agree that the Company shall, during the ninety (90) day period immediately following the Second Closing Date (the “Negotiation Period”), endeavor to cause the holders of the promissory notes of the Company having an outstanding balance in the amount of approximately $2,331,000 as of the date hereof (the “Total Note Amount”) that are due on or about January 31, 2021 (the “Existing Notes”), to extend the maturity date of the Existing Notes to a date that is not earlier than January 31, 2022.  If, at the end of the Negotiation Period, all of the Existing Notes have not been amended to extend the maturity dates thereof as set forth in this Section 6.8, then the Company shall issue to Hershey Strategic Capital, L.P. and Shore Ventures III, LP, on a pro rata basis based on their investment in this Offering, promptly (and in no event more than five (5) business days) following the end of the Negotiation Period, warrants to purchase up to such number of shares of Common Stock as is equal to the outstanding balance (as of the date hereof) of the Existing Notes that were not extended in the manner set forth in this Section 6.8 (subject to adjustment for stock splits, stock combinations and similar events), with such warrants having an exercise price equal to the to 100% of the 30-day volume weighted average price of the Company’s Common Stock on the last day of the Negotiation Period, provided that such exercise price shall not be lower than $0.45 per share nor higher than $0.56 per share. So, by way of example, if the maturity dates of Existing Notes with an outstanding balance as of the date hereof of $1,000,000 have not been amended as set forth in this Section 6.8 as of the end of the Negotiation Period, the Company shall issue to Hershey Strategic Capital, L.P. and Shore Ventures III, LP, on a pro rata basis, warrants to purchase up to one million shares of Common Stock (subject to adjustment).

6.9

Participation in Future Financings and Related Matters.

(a)

Subject to the terms and conditions set forth in this Section 6.9 and until the one-year anniversary of the Second Closing (but provided that the Investor continues to hold not less than seventy-five percent (75%) of the total number of shares of Common Stock purchased by the Investor pursuant to this Agreement (without giving effect to any shares of Common Stock issuable upon exercise of the Warrants), the Investor has the right to purchase from the Company an amount of any securities that the Company may, from time to time, propose to issue and sell (the “New Securities”) equal to the Investor’s percentage stake in the Company  (the “Ownership Percentage”) (calculated as of the date of delivery of such Notice of Issuance (as defined below)), which shall be equal to the number of shares of Common Stock then held by the Investor (excluding any convertible securities held by the Investor, including any Warrants), divided by the number of shares of Common Stock then outstanding).  Notwithstanding the foregoing, the foregoing participation right of the Investor shall only apply to the extent such New Securities are actually issued by the Company.

(b)

In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue such New Securities (a “Notice of Issuance”). The Investor shall have three (3) days from the date of delivery of a Notice of Issuance to the Investor to agree to purchase a portion of the New Securities equal to the Investor’s Ownership Percentage (calculated as of the date of delivery of such Notice of Issuance), for the price and upon the terms specified in the Notice of Issuance. On or prior to the expiration of such three (3) day period, the Investor shall deliver a revocable written notice to the Company stating the quantity of New Securities to be purchased by the Investor (the “Investor Response”).

(c)

The Company shall have 120 days following the earlier of (i) the expiration of the three (3) day period described in Section 6.9(b) and (ii) the delivery of the Investor Response to sell or enter into an agreement to sell the New Securities with respect to which the Investor’s right to purchase was not exercised, at a price and upon terms no more favorable than those specified in the Notice of Issuance. If the Company does not sell such New Securities or enter into an agreement to sell such New Securities within such 120-day period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investor in the manner provided in Section 6.9(b).

(d)

For the sixty (60) day period following the Second Closing Date, the Company agrees that it will not issue any debt securities without first obtaining the written consent of the Investor; provided, however, that the Company may during such sixty (60) day period (i) sell unsecured 15% promissory notes and warrants (on substantially the same terms as previously issued by the Company on a Form 8-K filed on February 24, 2020), and (ii) for the avoidance of doubt, enter into an exchange agreement with the holders of the Company’s warrants previously issued by the Company as reported on a Form 8-K filed on June 4, 2019, pursuant to which warrants are exchanged for new securities on terms approved by the Company’s Board of Directors, and any transactions in the foregoing clauses (i) and (ii) shall not be deemed “New Securities” for purposes of this Section 6.9 and the Investor shall have no consent rights over any such transactions during such sixty (60) day period.

7.

Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

8.

Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or (b) if delivered from outside the United States, by International Federal Express, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed and (iii) if delivered by International Federal Express, two business days after so mailed, and will be delivered and addressed as follows:

if to the Company, to:

General Cannabis Corp

6565 E. Evans Avenue

Denver, CO 80224

Attn: Steve Gutterman, Chief Executive Officer

or at such other address or addresses as may have been furnished to the Investor in writing, with copies to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attn: Murray Indick and John Rafferty

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.

Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.

Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

11.

Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

12.

Governing Law; Venue.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction. Each party agrees that all proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the Southern District of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York for the adjudication of any proceeding related to this Agreement or the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any proceeding that it is not personally subject to the jurisdiction of any such court, that proceeding is improper or is an inconvenient venue for such proceeding.

13.

Remedies.  The Investor acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Investor in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, provided, that the Company shall not be entitled to specific performance if the applicable breach arises from the failure by the bank of the Investor to process the wire transfer request submitted by the Investor to such bank to pay to the account designated by the Company the purchase price for the Securities to be purchased by the Investor at the applicable Closing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

14.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of executed signature pages by facsimile transmission or pdf shall constitute effective and binding execution and delivery of this Agreement.